                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 6, 2006

                            Finlay Enterprises, Inc.
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             (Exact name of registrant as specified in its charter)

      Delaware                     0-25716                   13-3492802
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   (State or other               (Commission               (IRS Employer
   jurisdiction of              File Number)             Identification No.)
   incorporation)

       529 Fifth Avenue, New York, New York                    10017
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     (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (212) 808-2800

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 6, 2006, Finlay Fine Jewelry Corporation ("Finlay Jewelry"), a
subsidiary of Finlay Enterprises, Inc. ("Finlay Enterprises" and collectively with Finlay Jewelry, the "Companies"), entered into employment agreements (the
"agreements") with each of (i) Bruce E. Zurlnick, Senior Vice President, Chief
Financial Officer and Treasurer of Finlay Enterprises and Finlay Jewelry and
(ii) Edward J. Stein, who has heretofore served as Senior Vice President and
Director of Stores of Finlay Jewelry.

     The agreement with Mr. Zurlnick provides for his continued employment as
Senior Vice President, Chief Financial Officer and Treasurer, for a term ending
February 28, 2009 unless earlier terminated in accordance with the provisions thereof. Mr. Zurlnick will receive annual base salary at the rate of $310,000.
In addition, Mr. Zurlnick will be entitled to receive an annual bonus based on the attainment of financial goals as set by the Compensation Committee of the
Boards of Directors of the Companies (collectively, "Compensation Committee")
and shall be included in any employee benefit plans and other fringe benefit programs maintained for senior executives. The agreement with Mr. Zurlnick also provides that he shall receive, in the event he is employed by Finlay Jewelry on
February 28, 2009, a special bonus equal to 50% of his then-current base salary.
If Mr. Zurlnick is terminated without good cause (as defined in his agreement), he shall be entitled to receive, subject to satisfaction of specified conditions, a lump sum severance payment in an amount equal to the greater of
(i) his base salary at the then-current rate, through February 28, 2009 or (ii)
one year's base salary at the then-current rate plus one year's bonus
(calculated by averaging the annual bonus to him over the prior three fiscal years).

     The agreement with Mr. Stein provides for him to continue as an employee at-will of Finlay Jewelry. Mr. Stein will receive annual base salary at the rate of $390,056. In addition, Mr. Stein will be entitled to receive an annual bonus based on the attainment of financial goals as set by the Compensation Committee and shall be included in any employee benefit plans and other fringe benefit programs maintained for senior executives. The agreement with Mr. Stein also provides that in the event he is employed by Finlay Jewelry on January 31, 2009 and Finlay Jewelry terminates his employment solely by virtue of the failure to renew Finlay Jewelry's license agreement dated as of July 26, 2001 with Macy's
Central, Inc., as amended, for a period of more than one fiscal year from its current expiration date of January 31, 2009, he shall, subject to satisfaction of specified conditions (and offsets for income from other activities), be entitled to receive, as severance pay, the sum of $595,420 payable as follows:
(i) $297,710 (plus interest) due following six months after termination and (ii)
beginning with the seventh calendar month thereafter, six monthly installments of $49,618.33 each. The agreement with Mr. Stein requires Finlay Jewelry to pay all expenses associated with the relocation of his primary residence to southern
California in the event his employment is terminated on or before January 31,
2009 for specified reasons, in accordance with Finlay Jewelry's current relocation policy for executives.

     The foregoing description of the agreements does not purport to be complete and is qualified in its entirety by reference to the agreements, which are filed as exhibits hereto and are incorporated herein by reference.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(C)    EXHIBITS.

10.1   Letter Agreement between Bruce E. Zurlnick and Finlay Jewelry.

10.2   Letter Agreement between Edward J. Stein and Finlay Jewelry.

                                    SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FINLAY ENTERPRISES, INC.

Dated: March 8, 2006                     By: /s/ Bruce E. Zurlnick
                                             -----------------------------------
                                             Bruce E. Zurlnick
                                             Senior Vice President, Treasurer
                                             and Chief Financial Officer

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